Exhibit 10.32

SECURITIES PURCHASE AGREEMENT

by and among

THE UNITED STATES DEPARTMENT OF THE TREASURY,

PREMIERWEST BANCORP

and

STARBUCK BANCSHARES, INC.

Dated as of December 11, 2012

-i-

Section 7.05	Notices	11
Section 7.06	Entire Understanding; No Third Party Beneficiaries	13
Section 7.07	Assignment	13
Section 7.08	Severability	13

-ii-

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of December 11, 2012, by and among the United States Department of the Treasury (the “Seller”), PremierWest Bancorp, an Oregon corporation (the “Company”), and Starbuck Bancshares, Inc., a Minnesota corporation (the “Purchaser”).

RECITALS

WHEREAS, the Seller is currently the owner of and holds (i) 41,400 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of the Company (the “Shares”) and (ii) a ten-year warrant to purchase 109,039 shares of Company Common Stock (the “Warrant”);

WHEREAS, on October 29, 2012, the Purchaser, Pearl Merger Sub Corp., an Oregon corporation and wholly-owned subsidiary of the Purchaser (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions set forth therein, (i) the Company will merge with and into Merger Sub, with Merger Sub continuing thereafter as the surviving corporation and (ii) each outstanding share of Company Common Stock will convert into the right to receive the Merger Consideration (as defined in the Merger Agreement) (collectively, the “Merger”); and

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, subject to the terms and conditions contained in this Agreement, all of the Shares and the Warrant (the “Securities Purchase”).

NOW, THEREFORE, in consideration of the premises, and of the various representations, warranties, covenants and other agreements and undertakings of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

ARTICLE I

DEFINITIONS

Section 1.01 Definitions of Certain Terms. For purposes of this Agreement, the following terms are used with the meanings assigned below (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking organizations in the State of Oregon or the State of Minnesota are required or authorized by Law to be closed.

“Closing” has the meaning set forth in Section 2.02(A).

“Closing Date” has the meaning set forth in Section 2.02(A).

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Common Stock” means the common stock, no par value, of the Company.

“Company Material Adverse Effect” means a material adverse effect on the business, results of operations or financial condition of the Company and its consolidated Subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (i) changes after the date hereof in general business, economic or market conditions (including changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its Subsidiaries operate, (ii) changes or proposed changes after the date hereof in United States generally accepted accounting principles or regulatory accounting requirements, or authoritative interpretations thereof, (iii) changes or proposed changes after the date hereof in securities, banking and other Laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (i), (ii) and (iii), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated Subsidiaries taken as a whole relative to comparable United States banking or financial services organizations), or (iv) changes in the market price or trading volume of the Company Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated Subsidiaries (it being understood and agreed that the exception set forth in this clause (iv) does not apply to the underlying reason giving rise to or contributing to any such change).

“Compensation Regulations” means any guidance, rule or regulation, as the same shall be in effect from time to time, promulgated pursuant to or implementing Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, or otherwise from time to time.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality or self-regulatory organization.

“Law” means any law, statute, code, ordinance, rule, regulation, judgment, order, award, writ, decree or injunction issued, promulgated or entered into by or with any Governmental Entity.

“Liens” means any liens, licenses, pledges, charges, encumbrances, adverse rights or claims and security interests whatsoever.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the recitals to this Agreement.

“Purchase Price” has the meaning set forth in Section 2.01.

“Purchaser” has the meaning set forth in the introductory paragraph to this Agreement.

“Regulatory Event” means, with respect to the Company, that (i) the Federal Deposit Insurance Corporation or any other applicable Governmental Entity shall have been appointed as conservator or receiver for the Company or any Subsidiary; (ii) the Company or any Subsidiary shall have been considered in “troubled condition” for the purposes of 12 U.S.C. Sec. 1831i or any regulation promulgated thereunder; (iii) the Company or any Subsidiary shall qualify as “Undercapitalized,” “Significantly Undercapitalized,” or “Critically Undercapitalized” as those terms are defined in 12 U.S.C. Sec. 1831o or other applicable Law; or (iv) the Company or any Subsidiary shall have become subject to any formal or informal regulatory action requiring the Company or any Subsidiary to materially improve its capital, liquidity or safety and soundness.

“Relevant Period” means the period in which any obligation of the Company arising from financial assistance under the Troubled Asset Relief Program remains outstanding, as it may be further described in the Compensation Regulations.

“Securities Purchase” has the meaning set forth in the recitals in this Agreement.

“Seller” has the meaning set forth in the introductory paragraph to this Agreement.

“Shares” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any person, any bank, corporation, partnership, joint venture, limited liability company or other organization, whether incorporated or unincorporated, (i) of which such person or a subsidiary of such person is a general partner or managing member or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

“Warrant” has the meaning set forth in the recitals to this Agreement.

Section 1.02 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The term “person” as used in this Agreement shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, government or any agency or political subdivision thereof, or any other entity or any group (as defined in Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, all references to “dollars” or “$” are to United States dollars. This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

ARTICLE II

THE SECURITIES PURCHASE

Section 2.01 Purchase and Sale of the Shares and the Warrant. Subject to, and on the terms and conditions of, this Agreement, effective at the Closing, the Purchaser will purchase from the Seller, and the Seller will sell, transfer, convey, assign and deliver to the Purchaser, all of the Shares and the Warrant, free and clear of all Liens. The aggregate purchase price for the Shares and the Warrant shall be an amount in cash equal to Forty-One Million Four Hundred Thousand Dollars ($41,400,000) (the “Purchase Price”).

Section 2.02 Closing of the Securities Purchase. (A) Subject to Article V, the closing of the Securities Purchase (the “Closing”) shall be held (1) immediately prior to the filing of the articles of merger with the Secretary of State of the State of Oregon pursuant to which the Merger will be consummated or (2) at such other time or date that is agreed to in writing by the Seller, the Purchaser and the Company (the date on which the Closing occurs, the “Closing Date”). The Closing shall be held at such place as the Seller, the Purchaser and the Company shall mutually agree in writing.

(B) At the Closing, or simultaneously therewith, the following shall occur:

(1) the Seller will deliver to the Purchaser certificates for the Shares and the Warrant, duly endorsed in blank or accompanied by stock powers duly endorsed in blank or other required instruments of transfer; and

(2) the Purchaser will pay the Purchase Price to the Seller, by wire transfer in immediately available funds, to an account designated in writing by the Seller to the Purchaser, such designation to be made not later than two Business Days prior to the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

(A) Existence and Power. The Purchaser is duly organized and validly existing as a corporation under the Laws of the State of Minnesota and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(B) Authorization. The execution and delivery of this Agreement, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly and validly approved by all necessary corporate action of the Purchaser, and no other corporate or shareholder proceedings on the part of the Purchaser are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser, and (assuming the due authorization, execution and delivery of this Agreement by the Seller and the Company) this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(C) Non-Contravention. Neither the execution and delivery of this Agreement nor the consummation by the Purchaser of the transactions contemplated hereby, will violate any provision of the charter or bylaws or similar governing documents of the Purchaser or, assuming that the consents, approvals, filings and registrations referred to in Section 3.01(D) are received or made (as applicable), applicable Law.

(D) Consents and Approvals. Except for any consents, approvals, filings or registrations required in connection with the transactions contemplated by the Merger Agreement, no consents or approvals of, or filings or registrations with, any Governmental Entity or of or with any other third party by and on behalf of the Purchaser are necessary in connection with the execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby.

(E) Securities Matters. The Shares and the Warrant are being acquired by the Purchaser for its own account and without a view to the public distribution or sale of the Shares or the Warrant.

(F) Availability of Funds. The Purchaser has, and will have as of the Closing, sufficient funds available to consummate the transactions contemplated hereunder.

Section 3.02 Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller as follows:

(A) Existence and Power. The Company is duly organized and validly existing as a corporation under the Laws of the State of Oregon and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(B) Authorization. The execution and delivery of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly approved by all necessary corporate action of the Company, and no other corporate or shareholder proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and (assuming the due authorization, execution and delivery of this Agreement by the Seller and the Purchaser) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(C) Non-Contravention. Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby, will violate any provision of the charter or bylaws or similar governing documents of the Company or, assuming that the consents, approvals, filings and registrations referred to in Section 3.02(D) are received or made (as applicable), applicable Law.

(D) Consents and Approvals. Except for any consents, approvals, filings or registrations required in connection with the transactions contemplated by the Merger Agreement, no consents or approvals of, or filings or registrations with, any Governmental Entity or of or with any other third party by and on behalf of the Company are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

ARTICLE IV

COVENANTS

Section 4.01 Forbearances of the Seller. From the date hereof until the Closing, without the prior written consent of the Purchaser, the Seller will not:

(A) directly or indirectly transfer, sell, assign, distribute, exchange, pledge, hypothecate, mortgage, encumber or otherwise dispose of or engage in or enter into any hedging transactions with respect to, any of the Shares, the Warrant or any portion thereof or interest therein (other than pursuant to the Securities Purchase);

(B) exercise the Warrant, in whole or in part; or

(C) agree, commit to or enter into any agreement to take any of the actions referred to in Section 4.01(A) or Section 4.01(B).

Notwithstanding the foregoing, the Seller may undertake any of the actions set forth in Section 4.01(A) with an Affiliate of the Seller so long as this Agreement is assigned to such Affiliate in accordance with Section 7.07 of this Agreement. For the avoidance of doubt, until the Closing, except as expressly set forth in this Section 4.01, the Seller shall continue to be able to exercise all rights and privileges with respect to the Shares and the Warrant.

Section 4.02 Further Action. The Seller, the Purchaser and the Company (A) shall each execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further action as may be reasonably necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement and (B) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing or the consummation of the transactions contemplated by this Agreement.

Section 4.03 Merger Agreement. The Purchaser will not agree to any amendment, modification or waiver of any provision of the Merger Agreement (other than corrections of obvious errors, if any, or other ministerial amendments) to the extent such amendment, modification or waiver would adversely affect the Seller, without the prior written consent of the Seller.

Section 4.04 Merger. The Purchaser shall (i) keep the Seller reasonably apprised of its progress in obtaining necessary regulatory approvals for the Merger, (ii) deliver to the Seller copies of any written notices the Purchaser and the Company deliver to one another under the Merger Agreement to the extent such notices relate to such approvals, the failure to obtain any such approvals or the termination of the Merger Agreement and (iii) provide at least seven (7) days’ prior written notice of the anticipated Closing Date to the Seller. The Purchaser shall give the Seller prompt written notice of the approval of the Merger by the holders of the Company Common Stock.

Section 4.05 Remaining Certification and Disclosure Requirements. The Company and the Purchaser acknowledge, the Company agrees to comply with, and following the Closing the Purchaser agrees to cause the Company and its successors to comply with, the applicable certification and disclosure requirements set forth in the Compensation Regulations, including without limitation those submissions that are required with respect to the final portion of the Relevant Period (see, for example, Sections 30.7(c) and (d), Sections 30.11(b) and (c) and Section 30.15(a)(3) of the Compensation Regulations and FAQ-14 in the Frequently Asked Questions to the Compensation Regulations, available at www.financialstability.gov).

Section 4.06 Transferability Restrictions Related to Long-Term Restricted Stock. The Company and the Purchaser acknowledge that any long-term restricted stock (as defined in Section 30.1 of the Compensation Regulations) awarded by the Company that has otherwise vested may not become transferable, or payable in the case of a restricted stock unit, at any time earlier than as permitted under the schedule set forth in the definition of long-term restricted stock in Section 30.1 of the Compensation Regulations. For this purpose, aggregate financial assistance received (for purposes of the definition of long-term restricted stock) includes the full original liquidation amount with respect to 41,400 Shares (see FAQ-15 in the Frequently Asked Questions to the Compensation Regulations, available at www.financialstability.gov). Upon the sale of the Shares to the Purchaser, in the event that any long-term restricted stock awarded by the Company is not permitted to become transferable, or payable in the case of a restricted stock unit, under the schedule set forth in the definition of long-term restricted stock in Section 30.1 of the Compensation Regulations, the Company shall cancel such long-term restricted stock and/or restricted stock units.

Section 4.07 Executive Compensation. Neither the Purchaser nor the Company shall take any action that will result in, nor will the Purchaser or the Company permit, directly or indirectly, the acceleration, vesting, enhancement or increase in the payments or benefits that would otherwise become due as a result of the consummation of the Merger to any current or former executive officers of the Company.

ARTICLE V

CONDITIONS TO THE CLOSING

Section 5.01 Conditions to Each Party’s Obligations. The respective obligations of each of the Purchaser and the Seller to consummate the Securities Purchase are subject to the fulfillment, or written waiver by the Purchaser and the Seller, prior to the Closing, of each of the following conditions:

(A) Satisfaction of Conditions Precedent to the Merger. All conditions precedent to the Merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing of the Merger) shall have been satisfied or waived.

(B) Regulatory Approvals. All regulatory approvals required to consummate the Securities Purchase shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.

(C) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Securities Purchase shall be in effect. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Securities Purchase.

Section 5.02 Condition to Obligations of the Seller. The obligation of the Seller to consummate the Securities Purchase is also subject to the fulfillment, or written waiver by the Seller, prior to the Closing, of the following conditions:

(A) Other Events. None of the following shall have occurred since the date hereof:

(1) the Company or any of its Subsidiaries shall have (a) dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) become insolvent or unable to pay its debts or failed or admitted in writing its inability generally to pay its debts as they become due; (c) made a general assignment, arrangement or composition with or for the benefit of its creditors; (d) instituted or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition shall have been presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition shall have resulted in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; (e) had a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (f) sought or shall have become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (g) had a secured party take possession of all or substantially all its assets or had a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets; (h) caused or shall have been subject to any event with respect to it which, under the applicable laws of any jurisdiction, had an analogous effect to any of the events specified in clauses (a) to (g) (inclusive); or (i) taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

(2) a Governmental Entity in any jurisdiction shall have (a) commenced an action or proceeding against the Company or any of its Subsidiaries; or (b) issued or entered a temporary restraining order, preliminary or permanent injunction or other order binding upon the Company or any of its Subsidiaries, which in the case of (a) and (b) shall have had or shall be reasonably expected to have a Company Material Adverse Effect;

(3) any fact, circumstance, event, change, occurrence, condition or development shall have occurred that, individually or in the aggregate, shall have had or shall be reasonably likely to have a Company Material Adverse Effect; or

(4) any Regulatory Event not otherwise existing on the date hereof.

(B) Representations and Warranties. The representations and warranties set forth in Article III of this Agreement shall be true and correct as though made on and as of the Closing Date.

(C) Consents and Approvals. All consents and approvals of, and filings and registrations with, all Governmental Entities and of or with any other third party by and on behalf of the Company and the Purchaser that are necessary in connection with the execution and delivery by the Company and the Purchaser of this Agreement and the consummation by the Company and the Purchaser of the transactions contemplated hereby shall have been obtained or made, as applicable, and shall remain in full force and effect.

(D) Performance Obligations. The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(E) Closing Certificates. The Purchaser shall deliver to the Seller a certificate, dated as of the Closing Date, signed on behalf of the Purchaser by a senior executive officer thereof certifying to the effect that all conditions precedent to the Closing have been satisfied.

ARTICLE VI

TERMINATION

Section 6.01 Termination Events. This Agreement may be terminated at any time prior to the Closing:

(A) by mutual written agreement of the Purchaser and the Seller; or

(B) by the Purchaser, upon written notice to the Seller, or by the Seller, upon written notice to the Purchaser, in the event that the Closing Date does not occur on or before May 29, 2013; provided, however, that the respective rights to terminate this Agreement pursuant to this Section 6.01(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date.

This Agreement shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

Section 6.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, and none of the Seller, the Purchaser, the Company, any affiliates of the Seller, the Purchaser or the Company or any officers, directors or employees of the Seller, the Purchaser or the Company or any of their respective affiliates shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that this Section 6.02 and Sections 7.03, 7.04, 7.05 and 7.06 shall survive any termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Waiver; Amendment. Any provision of this Agreement may be (A) waived in writing by the party benefiting by the provision, or (B) amended or modified at any time by an agreement in writing signed by each of the parties hereto. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

Section 7.02 Counterparts. This Agreement may be executed by facsimile or other electronic means and in counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 7.03 Governing Law; Choice of Forum; Waiver of Jury Trial. (A) This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the exclusive jurisdictions and venue of the United States District Court of the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) that notice may be served upon (i) the Purchaser at the address and in the manner set forth for notices to the Purchaser in Section 7.05, (ii) the Company at the address and in the manner set forth for notices to the Company in Section 7.05 and (iii) the Seller at the address and in the manner set forth for notices to the Seller in Section 7.05, but otherwise in accordance with federal law.

(B) To the extent permitted by applicable Law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the transactions contemplated hereby.

Section 7.04 Expenses. If requested by the Seller, the Purchaser shall pay all reasonable out of pocket and documented costs and expenses associated with this Agreement and the transactions contemplated by this Agreement, including, but not limited to, the reasonable fees, disbursements and other charges of the Sellers’s legal counsel and financial advisors.

Section 7.05 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally or telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Purchaser to:

Starbuck Bancshares, Inc.

1201 Third Ave., Ste. 1580

Seattle, WA 98101

Facsimile: (206) 395-2199

Attention: Philip A. Donnelly, EVP/General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue

Suite 3400

Los Angeles, California 90071

Facsimile: (213) 621-5381

Attention: David C. Eisman

If to the Company to:

PremierWest Bancorp

503 Airport Road – Suite 101

Medford, Oregon 97504

Facsimile: (541) 618-6001

Attention: James Ford, President/CEO

With a copy to:

Lane Powell PC

601 SW Second Avenue, Suite 2100

Portland, Oregon 97204-3158

Facsimile: (503) 778-2200

Attention: Andrew H. Ognall

If to the Seller to:

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Facsimile: (202) 927-9225

Attention: Chief Counsel Office of Financial Stability

With a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Facsimile: (212) 504-6666

Attention: William P. Mills

Section 7.06 Entire Understanding; No Third Party Beneficiaries. This Agreement (together with the documents, agreements and instruments referred to herein) represents the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other oral or written agreements heretofore made with respect to the subject matter hereof. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

Section 7.07 Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be null and void; provided, however, that the Seller may assign this Agreement to an Affiliate of the Seller. If the Seller assigns this Agreement to an Affiliate, the Seller shall be relieved of its obligations and liabilities under this Agreement but (i) all rights, remedies, obligations and liabilities of the Seller hereunder shall continue and be enforceable by and against and assumed by such Affiliate, (ii) the Purchaser’s obligations and liabilities hereunder shall continue to be outstanding and (iii) all references to the Seller herein shall be deemed to be references to such Affiliate. The Seller will give the Purchaser and the Company notice of any such assignment; provided, that the failure to provide such notice shall not void any such assignment.

Section 7.08 Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement. or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its shareholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNITED STATES DEPARTMENT OF THE TREASURY

By:
	Name:	Timothy G. Massad
	Title:	Assistant Secretary for Financial
Stability

PREMIERWEST BANCORP

By:
Name:
Title:

STARBUCK BANCSHARES, INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNITED STATES DEPARTMENT OF THE TREASURY

By:
	Name:	Timothy G. Massad
	Title:	Assistant Secretary for Financial
Stability

PREMIERWEST BANCORP

By:
	Name:	James M. Ford
	Title:	President and CEO

STARBUCK BANCSHARES, INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

UNITED STATES DEPARTMENT OF THE TREASURY

By:
	Name:	Timothy G. Massad
	Title:	Assistant Secretary for Financial
Stability

PREMIERWEST BANCORP

By:
Name:
Title:

STARBUCK BANCSHARES, INC.

By:
	Name:	PHILIP A. DONNELLY
	Title:	EVP / GC

[Signature Page to Securities Purchase Agreement]